Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Worthington Industries, Inc.:

We consent to the incorporation by reference in the registration statement (Form S-8 No. 033-57981) pertaining to the Worthington Industries, Inc. Deferred Profit Sharing Plan; (Form S-3 No. 033-46470 and Form S-3 No. 333-48627) pertaining to the Worthington Industries, Inc. Dividend Reinvestment and Stock Purchase Plan; (Form S-8 No. 033-38486) pertaining to the Worthington Industries, Inc. 1990 Stock Option Plan; (Form S-8 No. 333-42849) pertaining to the Worthington Industries, Inc. 1997 Long-Term Incentive Plan; (Form S-8 No. 333-52628) pertaining to the Worthington Industries, Inc. 2000 Stock Option Plan for Non-Employee Directors; (Form S-8 No. 333-109619) pertaining to the Worthington Industries, Inc. 2003 Stock Option Plan; (Form S-8 No. 333-137614) pertaining to the Worthington Industries, Inc. 2006 Equity Incentive Plan for Non-Employee Directors; (Form S-8 No. 333-126175) pertaining to the Dietrich Industries, Inc. Hourly 401(k) Plan; (Form S-8 No. 333-126177) pertaining to the Dietrich Industries, Inc. Salaried Employees’ Profit Sharing Plan; (Form S-8 No. 333-126179) pertaining to the Gerstenslager Deferred Profit Sharing Plan; and (Form S-8 No. 333-126183) pertaining to the Worthington Industries, Inc. Retirement Savings Plan for Collectively Bargained Employees, of our reports dated July 30, 2007, with respect to the consolidated balance sheets of Worthington Industries, Inc. and subsidiaries as of May 31, 2007 and 2006, and the related consolidated statements of earnings, shareholders’ equity, and cash flows for each of the years in the three-year period ended May 31, 2007, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of May 31, 2007 and the effectiveness of internal control over financial reporting as of May 31, 2007, which reports appear in the May 31, 2007 Annual Report on Form 10-K of Worthington Industries, Inc.

Our report with respect to the financial statements contains an explanatory paragraph that states effective June 1, 2006, Worthington Industries, Inc. and subsidiaries adopted the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment.

/s/ KPMG LLP

Columbus, Ohio

July 30, 2007